                            SHAREHOLDERS AGREEMENT
                            ----------------------


     This SHAREHOLDERS AGREEMENT is made as of February ___, 1997 by and among Pen-Tab Holdings, Inc., a Virginia corporation (the "Company"), Citicorp Venture
                                                     -------
Capital, Ltd., a New York corporation ("CVC"), Alan Hodes ("Hodes"), Michael
                                        ---                 -----
Greenberg ("Greenberg") and each other executive of the Company or its
            ---------
Subsidiaries who acquires Class A Common Stock from the Company after the date hereof and executes a joinder hereto (collectively with Hodes and Greenberg, the "Executives" and individually, an "Executive"). CVC and the Executives are
 ----------                        ---------
collectively referred to as the "Shareholders" and individually as a
                                 ------------
"Shareholder."
 -----------

     CVC intends to purchase shares of Class A Common Stock, Class B Common Stock and the Company's 12% Series 2 Senior Redeemable Preferred Stock and each of Hodes and Greenberg intends to either retain or acquire, as the case may be, shares of Class A Common Stock, the Company's 10% Series 1 Senior Redeemable Preferred Stock (the "Series 1 Senior Preferred Stock") and the Company's 12%
                      -------------------------------
Series 3 Junior Redeemable Preferred Stock pursuant to a Recapitalization Agreement among CVC, the Executives and the Company dated as of January 9, 1997 (the "Recapitalization Agreement").
      --------------------------

     The Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board, (ii) assuring continuity in the management and ownership of the Company and (iii) establishing the relative rights and obligations among the Shareholders. The execution and delivery of this Agreement is a condition to the purchase by CVC of the Company's capital stock pursuant to the Recapitalization Agreement. Capitalized terms used herein are defined in
Section 1 hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   DEFINITIONS.  As used herein, the following terms shall have the
          -----------
following meanings:

          "Affiliate" shall mean, as to any Person, any other Person which
           ---------
directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Approved Sale" means the sale of the Company, in a single transaction
           -------------
or a series of related transactions, to an Unaffiliated Third Party (a) pursuant to which such Unaffiliated Third Party proposes to acquire all or substantially all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise) or all or substantially all of the consolidated assets of the Company and (b) which has been approved by the Board and holders of a majority of the outstanding CVC Shareholder Shares, voting together as a single class.

          "Board" means the Company's board of directors.
           -----

          "Class A Common" means the Company's Class A Common Stock, par value
           --------------
$.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, conversion, consolidation or other reorganization.

          "Class B Common" means the Company's Class B Common Stock, par value
           --------------
$.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, conversion, consolidation or other reorganization.

          "Closing" has the meaning set forth in the Recapitalization Agreement.
           -------

          "Common Stock" means, collectively, the Class A Common, the Class B
           ------------
Common and any other class of common stock of the Company.

          "CVC Shareholder Shares" means all Shareholder Shares issued or
           ----------------------
issuable to CVC and its Permitted Transferees.

          "Family Group" means, with respect to an individual Shareholder, such
           ------------
Shareholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Shareholder and/or such Shareholder's spouse, their respective ancestors and/or descendants (whether natural or adopted).

          "Other Shareholders" means, with respect to a Shareholder, all
           ------------------
Shareholders other than such Shareholder.

          "Ownership Ratio" means, as to a Shareholder at the time of
           ---------------
determination, the percentage obtained by dividing the amount of shares of Common Stock held by such Shareholder on a fully diluted basis at such time by the aggregate amount of shares of Common Stock outstanding on a fully diluted basis at such time.

          "Permitted Transferees" has the meaning set forth in Section 4(c).
           ---------------------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means, collectively, the Series 1 Senior Preferred
           ---------------
Stock, the Company's 12% Series 2 Senior Redeemable Preferred Stock, the Company's 12% Series 3
Junior Redeemable Preferred Stock and any other series of Preferred Stock of the Company.

          "Public Sale" means any sale of Shareholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

          "Qualified Public Offering" means the sale, in underwritten public
           -------------------------
offerings, registered under the Securities Act, whether in one offering or as a result of several offerings, of shares of the Company's Common Stock having an aggregate value of at least $30 million.

          "Recapitalization Agreement" has the meaning set forth in the
           --------------------------
preamble.

          "Regulatory Problem"  means any set of facts or circumstances wherein
           ------------------
it has been asserted by any governmental regulatory agency (or CVC or any of its Affiliates believes that there is a substantial risk of such assertion) that CVC is not entitled to hold, or exercise any significant right, with respect to, the CVC Shareholder Shares.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Senior Indebtedness" means (i) all liabilities and all other
           -------------------
obligations of the Company or any of its Subsidiaries pursuant to the Senior Notes, and (ii) all other indebtedness for borrowed money and guarantees of such indebtedness of the Company or any of its Subsidiaries and all permissible renewals, extensions or refundings thereof.

          "Senior Notes" means the ___% Senior Subordinated Notes issued by Pen-
           ------------
Tab Industries, Inc. in the aggregate principal amount of up to $65.0 million.

          "Shareholder Shares" means (i) any Common Stock acquired or held by
           ------------------
the Shareholders, and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, conversion, consolidation or other reorganization. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been sold in a Public Sale, an Approved Sale, or upon the consummation of a Qualified Public Offering. For purposes of this Agreement, a Person will be deemed to be a holder of Shareholder Shares whenever such Person has the right to acquire directly or indirectly such Shareholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

          "Transaction Documents" means the following agreements, all of which
           ---------------------
are dated as of the date hereof: this Agreement, the Registration Rights Agreement by and among the parties hereto, the Employment Agreements and Option Agreements, both between the Company and each of Hodes and Greenberg and the Recapitalization Agreement.

          "Unaffiliated Third Party" means any Person who, immediately prior to
           ------------------------
the contemplated transaction, (i) does not own in excess of 5% of the Common Stock on a fully diluted basis (a "5% Owner"), (ii) is not controlling,
                                   --------
controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     2.   BOARD OF DIRECTORS.
          ------------------

          (a) From and after the Closing (as defined in the Recapitalization Agreement) and until the provisions of this Section 2 cease to be effective, each holder of Shareholder Shares shall vote all Shareholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

               (i) the authorized number of directors on the Board shall be established at five (5), and shall not be increased without the prior written consent of Hodes;

               (ii)  the following individuals shall be elected to the Board:

                     (A) two (2) representatives designated by CVC determined by a vote of the holders of a majority of the CVC Shareholder Shares (the "CVC Directors");
           -------------

                     (B) for so long as Hodes, in combination with his Permitted Transferees (the "Hodes Shareholders"), holds at least 50% of the
                            ------------------
          Class A Common Stock held by Hodes upon the Closing, two (2) representatives designated by the Hodes Shareholders, who shall initially be Hodes and Deborah Lynn Hodes, determined by a vote of the holders of a majority of the Shareholder Shares held by all Hodes Shareholders; and

                     (C) one (1) representative designated by the holders of Class A Common Stock, determined by a vote of the holders of a majority of the Class A Common Stock, who shall initially be James Stevens; provided, that if at any time Hodes, in combination with his Permitted Transferees, shall cease to own the capital stock described in Section 2(a)(ii)(B) above, then the representatives designated by
          Section 2(a)(ii)(B) shall automatically cease to be members of the Board and the holders of the Class A Common shall be entitled to designate an additional two (2) representatives determined by a vote of the holders of a majority of the Class A Common Stock.

               (ii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the
                                ---------
     Board;

               (iv) any committees of the Board or a Sub Board shall be created only upon the approval of three members of the Board and each such committee (if any) shall include a CVC Director (or a designee of a CVC Director);

               (v) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder by CVC, by the Hodes Shareholders or by the holders of the Class A Common Stock, as the case may be, shall be at the written request of CVC, the Hodes Shareholders or by the holders of the Class A Common Stock, respectively, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote of the holders of a majority of the Shareholder Shares held by such Persons); and

               (vi) in the event that any representative designated hereunder by CVC, by the Hodes Shareholders or by the holders of Class A Common Stock ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by CVC, by the Hodes Shareholders, or by the holders of Class A Common Stock, respectively, as provided hereunder.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any director serves on the Board, the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

          (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law; provided that the Shareholders shall vote to remove such
                --------
individual if the party that failed to designate such directorship so directs.

          (d) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

     3.   REPRESENTATIONS AND WARRANTIES.  Each Shareholder represents and
          ------------------------------
warrants that (a) effective as of the Closing such Shareholder is the record owner of the number of Shareholder Shares set forth opposite its name on Schedule A attached hereto, (b) this Agreement has been duly authorized,
----------
executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), and (c) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shareholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     4.   RESTRICTIONS ON TRANSFER OF SHAREHOLDER SHARES.
          ----------------------------------------------

          (a)  Tag Along Rights.  Subject to Sections 4(c) and 4(d), at least 15
               ----------------
days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Shareholder Shares by CVC or any of its Permitted Transferees,
 --------
CVC or such Permitted Transferees, as the case
may be, shall deliver a written notice (the "Sale Notice") to the Company and
                                             -----------
the Other Shareholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer and enclosing therewith a true and complete copy of any written offer, letter of intent or other written document setting forth the proposed terms and conditions of the Transfer. The Other Shareholders may elect to participate in the contemplated Transfer by delivering written notice to CVC within 10 days after delivery of the Sale Notice. If any Other Shareholders have elected to participate in such Transfer, each of CVC and such Other Shareholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shareholder Shares of any class equal to the product of (i) the quotient determined by dividing the percentage of Shareholder Shares owned by such Shareholder by the aggregate percentage of Shareholder Shares owned by CVC and the Other Shareholders participating in such Transfer and (ii) the aggregate number of Shareholder Shares to be sold in the contemplated Transfer.

          (b)  First Offer Rights.  Subject to Sections 4(c) and 4(d), at least
               ------------------
60 days prior to any Transfer of Shareholder Shares by any of the Executives or their respective Permitted Transferees, such Person making such Transfer (the "Offering Shareholder") shall deliver a written notice (the "Transfer Notice")
 --------------------                                        ---------------
to the Company, CVC and the other nonselling shareholders of the Company specifying in reasonable detail the number of shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and the other terms and conditions of the Transfer and enclosing therewith a true and complete copy of any written offer, letter of intent or other written document setting forth the proposed terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Shareholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Shareholder (with a copy to CVC) within 30 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Shareholder Shares to be transferred, CVC (or its designee) and the other nonselling Shareholders may elect to purchase all (but not less than all) of the Shareholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Offering Shareholder within 45 days after the Transfer Notice has been given to CVC (the "CVC Option Period"). Each of CVC and the other
                            -----------------
nonselling shareholders shall have the right to purchase that portion of the Shareholders Shares to be transferred which is equal to the ratio that the shares of Common Stock owned by a purchasing party bears to the aggregate shares of Common Stock owned by all purchasing Shareholders or in any other proportion that the parties shall agree upon, it being understood that Hodes and Greenberg shall have the right to purchase any shares available for purchase by any of their respective Permitted Transferees in the event any such Permitted Transferee elects not to exercise such option to purchase. If neither the Company, the other nonselling Shareholders nor CVC (or its designee) elects to purchase all of the Shareholder Shares specified in the Transfer Notice, then the Offering Shareholder may transfer the Shareholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 60-day period immediately following the expiration of the CVC Option Period. Any Shareholder Shares not transferred within such 60-day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

          (c)  Permitted Transfers.  The restrictions contained in this Section
               -------------------
4 shall not apply with respect to any Transfer of Shareholder Shares by any Shareholder (i) in the case of an individual Shareholder, pursuant to applicable laws of descent and distribution or to any member of such Shareholder's Family Group, and (ii in the case of CVC (A) to its Affiliates, employees, officers, directors and consultants and their respective Affiliates, (B) to any limited or general partnership of which CVC's officers, employers or consultants are limited or general partners, including, without limitation, CCT III Partners, L.P., a Delaware limited partnership, and any successors thereto, (C) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (D) to any former or prospective employee, director or prospective director of CVC or any Affiliate of CVC, or (E) to any Person in order to resolve a Regulatory Problem; provided, that the restrictions contained in this Section 4 shall continue to be applicable to such Shareholder Shares after any such Transfer; and provided further, that the transferees of such Shareholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Shareholder Shares so transferred by executing a joinder in the form substantially attached hereto as Exhibit A.
                                                                    ---------
All transferees permitted under this Section 4(c) are collectively referred to herein as "Permitted Transferees."
           ---------------------

          (d)  Termination of Restrictions.  The restrictions set forth in this
               ---------------------------
Section 4 shall continue with respect to each Shareholder Share until the earlier of (i) the Transfer of such Shareholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.

     5.   SALE OF THE COMPANY.
          -------------------

          (a) In the event of an Approved Sale, each Shareholder will (i) consent to, vote for, and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, each Shareholder will agree to sell its Shareholder Shares and its Preferred Stock on the terms and conditions of the Approved Sale; provided, however, that no terms of the Approved Sale shall alter the rights and priorities of the Preferred Stock. Each Shareholder will take all necessary and desirable actions as directed by the Board and the Approving Shareholders in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement, making representations and warranties, and granting identical indemnification rights. Each Shareholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the Other Shareholders to the extent that the amount required to be paid by such Shareholder was disproportionate to the proportion of the total consideration received by all Shareholders, compared to the consideration actually received by such Shareholder.

          (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Other Shareholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Other Shareholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Other Shareholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

          (c) All Shareholders will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Shareholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Shareholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Shareholder on its own behalf will not be considered costs of the transaction hereunder.

          (d) This Section 5 shall automatically terminate upon a Qualified Public Offering.

     6.   SPECIAL REPURCHASE PROVISIONS.  Any capitalized terms used in this
          -----------------------------
Section 6 and not otherwise defined herein shall have the meaning set forth in that certain Employment Agreement of even date herewith between the Company and Hodes. Anything in this Shareholders Agreement to the contrary notwithstanding, and subject to the provisions of Section 6(g) below, in the event the employment of Hodes by the Company or Pen-Tab shall terminate for any reason whatsoever other than the death or Disability of Hodes, the following procedure set forth below in this Section 6 shall be followed:

          (a) Within ten (10) Business Days after the employment of Hodes shall terminate, CVC and Hodes shall mutually agree upon the identity of an accounting firm or investment banking firm which shall be retained to determine the per share fair market value of all shares of Preferred Stock and Common Stock owned by Hodes and Greenberg and their respective Permitted Transferees as of the date Hodes' employment shall terminate. In the event Hodes and CVC, within the ten
(10) Business Day period referred to above, shall be unable to agree upon the identity of a firm to determine the aforesaid valuation, then, within ten (10) Business Days after the expiration of the initial ten (10) Business Days period, each of Hodes and CVC shall appoint and designate an accounting firm or investment banking firm as its representative, and shall give written notice of such appointment and designation to the other party. Within ten (10) Business Days after the expiration of the second ten (10) Business Days period provided for above, the two firms so appointed and designated mutually shall appoint and designate an accounting firm or investment banking firm which is unaffiliated with either appointing firm or any of the parties hereto, and such firm so appointed and designated (the "Valuation Firm") shall determine the Valuation provided for herein. The fees, costs and expenses of the Valuation Firm and the firms engaged to appoint the Valuation Firm shall be borne equally by Hodes and CVC. Hodes and CVC agree that any such retention solely shall be on the basis that the Valuation Firm is being retained jointly by Hodes and CVC, and the Valuation Firm shall be required to acknowledge in writing that it is acting jointly on behalf of Hodes and CVC.

          (b) The Company shall, and shall cause each of its Subsidiaries to, make available to the Valuation Firm for inspection, review and copying, without restriction, all assets, properties, books, records, data and information (whether in written, computer or other form) regarding the business, assets, financial condition and prospects of the Company and each of its Subsidiaries. In addition, the Company shall, and shall cause each of its Subsidiaries to, instruct their respective accountants to make their records and workpapers regarding the Company and its Subsidiaries available to the Valuation Firm in connection with the valuation provided for herein. Hodes agrees to cooperate with the Valuation Firm to facilitate the Valuation, such facilitation to include discussions with the Valuation Firm, access to personnel and records and other cooperation as reasonably requested by the Valuation Firm.

          (c) The Valuation Firm shall be required to prepare its valuation strictly in accord with the following facts and assumptions:

                    (i) One hundred percent (100%) of the issued and outstanding shares of Company Preferred Stock and Company Common Stock are being sold to a financially responsible purchaser on an all cash purchase price basis in an arms length negotiated transaction where neither purchaser nor seller is under duress or subject to any other pressure to consummate the transaction, and no discount for a minority interest shall be applied;

                    (ii) The Company and its Subsidiaries are valued as a going concern with their respective assets and business continuing in place subsequent to the closing of any purchase transaction;

                    (iii) Any change of control clauses or other provisions in any documents governing Indebtedness (as defined in the Recapitalization Agreement) which would cause such Indebtedness to become due or permit such Indebtedness to become accelerated upon a purchase of shares by CVC or Hodes pursuant to this Section 6 will be recognized as creating an obligation of a purchaser of shares of Preferred Stock and Common Stock to refinance such Indebtedness;

                    (iv) The Common Stock has not been registered under the Securities Act; and

                    (v) Preferred Stock shall be valued at its stated liquidation value plus all accrued but unpaid dividends thereon.

          (d) The Valuation Firm shall be required to deliver a detailed written valuation report (the "Valuation Report") to Hodes and CVC within ninety
(90) days after the date upon which the Valuation Firm is retained. The valuation set forth in the Valuation Report shall set forth a detailed determination of the value of the Company as well as the value of each of the Shares of Preferred Stock and Common Stock owned by each of CVC, Hodes and Greenberg, and their respective Permitted Transferees, shall contain a certification by the Valuation Firm that all of the assumptions set forth in
Section 6(c) above were utilized, and shall be final and binding upon Hodes and Greenberg and CVC and their respective Permitted Transferees.

          (e) Within ten (10) Business Days after the receipt of the Valuation Report, CVC shall deliver written notice to Hodes and Greenberg of whether CVC (or its designee) desires to purchase for cash all of the shares of Preferred Stock and Common Stock owned by Hodes and Greenberg and their respective Permitted Transferees at a purchase price equal to the per share value thereof set forth in the Valuation Report. If CVC fails to deliver the aforesaid written notice within said ten (10) Business Days period, or if the notice so delivered indicates that CVC shall not purchase the aforesaid shares, (i) CVC shall be deemed to have waived and relinquished any right to purchase the shares owned by Hodes and Greenberg and their respective Permitted Transferees under this
Section 6; and (ii for a period of ten (10) Business Days after the expiration of the initial ten (10) Business Days period referred to in this Section 6(e), Hodes shall have the right (exercisable by delivering written notice of exercise to CVC within said ten (10) Business Day period) to purchase for cash all of the shares of Preferred Stock and Common Stock owned by CVC and its Permitted Transferees on the same per share valuation basis for such shares as was set forth in the Valuation Report. The assignment by CVC to its designee of a purchase obligation hereunder shall not in any way relieve CVC of the obligation to pay the purchase price in the event CVC's designee shall default in such payment. If Hodes fails to deliver written notice to CVC or if the notice so delivered indicates that Hodes shall not purchase the shares, Hodes will be deemed to have waived and relinquished his right to purchase the shares from CVC under this Section 6.

          (f) The closing of any purchase provided for in Section 6(e) above shall take place at the offices of CVC in New York City within forty-five (45) days after any option to purchase under Section 6(e) above is duly exercised. The purchase price shall be payable by the wire transfer of immediately available funds in exchange for the purchased shares, duly endorsed for transfer or with executed stock powers attached, free and clear of all liens, claims, security interests and encumbrances whatsoever. In connection with any sale of shares under this Section 6, the selling party shall make representations and warranties to the purchaser substantially in the form of the representations and warranties set forth in Sections 6A, 6B and 6C of the Recapitalization Agreement.

          (g) Anything in this Section 6 to the contrary notwithstanding, the provisions of this Section 6 shall be null and void and shall terminate and be of no further force or effect if, prior to the termination of Hodes' employment, the Company or Pen-Tab Industries, Inc. ("Pen-Tab"), a wholly owned subsidiary of the Company, shall have sold shares of its Common Stock pursuant to an initial public offering or is contemplating such a sale. The Company and Pen-Tab shall be deemed to have contemplated such a sale if shares of the Company's Common Stock or Pen-Tab's Common Stock are sold pursuant to an initial public offering within six (6) months after Hodes' employment shall terminate. If such contemplated sale occurs after shares have been purchased hereunder then, within ten (10) days after the initial public offering shall become effective, the purchasing party shall pay to the selling party or parties, by wire transfer of immediately available funds, an amount which is equal to the excess of the initial public offering price for a share of Common Stock over the price per share determined pursuant to the Valuation Report, if any, multiplied by the number of shares of Common Stock purchased pursuant to this Section 6.

     7.   LEGEND.  In addition to any legend required by any other Transaction
          ------
Document, each certificate evidencing Shareholder Shares and Preferred Stock and each certificate issued in exchange for or upon the transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such transfer) and Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON FEBRUARY 4, 1997, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF FEBRUARY 4, 1997, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SHAREHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Shareholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares.

     8.   TRANSFERS IN VIOLATION OF AGREEMENT.  Any Transfer or attempted
          -----------------------------------
Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

     9.   TRANSFER OF SHAREHOLDER SHARES.
          ------------------------------

          (a) Shareholder Shares and shares of Preferred Stock are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) subject to the provisions of Section 4 above, Rule 144 or Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission if such rule is available, and (iii) subject to Section 4 or 5 and Section 9(b) below, any other legally available means of Transfer.

          (b) In connection with the Transfer of any Shareholder Shares or Preferred Stock other than a Transfer described in clause (i) or (ii) of Section 9(a) above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Shareholder Shares or Preferred Stock may be effected without registration of such Shareholder Shares or Preferred Stock under the Securities Act. In addition, if the holder of the Shareholder Shares or Preferred Stock delivers to the Company an opinion of counsel that no subsequent Transfer of such Shareholder Shares or Preferred Stock shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Shareholder Shares or Preferred Stock which do not bear the legend set forth in Section 8 above. If the Company is not required to deliver new certificates for such Shareholder Shares or Preferred Stock not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 9 and Section 7 above.

          (c) Upon the request of a holder of Shareholder Shares or Preferred Stock, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

          (d) Upon the request of any holder of Shareholder Shares or Preferred Stock, the Company shall remove the legend set forth in Section 7 above from the certificates for such holder's Shareholder Shares or Preferred Stock; provided, that such Shareholder Shares or Preferred Stock are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

     10.  LIMITED PREEMPTIVE RIGHTS.  If the Company issues any shares of Common
          -------------------------
Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock in each case, after the date hereof to CVC, any Permitted Transferee of CVC or any Affiliate of CVC, the Company will offer to sell to each Other Shareholder a number of such securities ("Offered Shares") so that the Ownership Ratio immediately after the issuance
  --------------
of such securities for each Shareholder would be equal to the Ownership Ratio for such Shareholder immediately prior to such issuance of securities. The Company shall give each Shareholder at least 30 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Shareholder
                                            ----------------
will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued by delivery of written notice to the Company of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"); provided, that if more than one type of
                      ---------------    --------
security was issued, each Shareholder shall, if it exercises its rights pursuant to this Section 10, purchase such securities in the same ratio as issued. If any of the Shareholders have elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. In the event that any Shareholder elects to purchase Offered Shares, at such Shareholder's request (which request shall be included in the Election Notice), the Company shall issue to such Shareholders, in lieu of the securities constituting Offered Shares, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Offered Shares, except that it (i) shall be nonvoting, (ii) shall be convertible into a voting security (including the securities constituting Offered Shares) on such terms as are requested by such Shareholder in light of the applicable regulatory considerations then prevailing, and (iii) may not, at Shareholder's request, be a common equity security. In the event any Shareholder elects not to exercise its rights pursuant to this Section 10, no other Shareholder shall have the right to purchase the securities offered to such Shareholder. This Section 10 will terminate automatically, and be of no further force and effect, upon the consummation of a Qualified Public Offering.

     11.  DIVIDEND PAYMENTS.  The Company agrees that it shall make dividend
          -----------------
payments in cash on the Series 1 Senior Preferred Stock on each Series 1 Dividend Reference Date (as defined in the Company's articles of incorporation as in effect on the date hereof) if and to the extent permitted under the documents governing Senior Indebtedness.

     12.  AMENDMENT AND WAIVER.  Except as otherwise provided herein, no
          --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of not less than 75% of the Shareholder Shares, respectively. For the avoidance of doubt, the addition of another party to this Agreement by execution of a joinder to this Agreement substantially in the form of Exhibit A attached hereto is not
                                               ---------
an action which, in and of itself, requires an amendment to this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     13.  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.  ENTIRE AGREEMENT.  Except as otherwise expressly set forth herein,
          ----------------
this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Letter of Intent dated October 29, 1996 by and among CVC, Hodes, Greenberg and the Company.

     15.  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, this
          ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares.

     16.  COUNTERPARTS.  This Agreement may be executed in separate counterparts
          ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     17.  REMEDIES.  The parties hereto shall be entitled to enforce their
          --------
rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, CVC, any Executive and any of their respective Permitted Transferees may, in any such Person's sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     18.  NOTICES.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient (with telephonic confirmation from the recipient). Such notices, demands and other communications will be sent to the address indicated below:

          To the Company:
          --------------

               Pen-Tab Holdings, Inc.
               167 Kelley Drive
               Front Royal, VA 22630
               Attention:  Mr. Alan Hodes
               Telecopy No.:  (540) 622-2008

          With copies, which shall not constitute notice, to:
          --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, New York  10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To CVC:
          ------

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

          With a copy, which shall not constitute notice, to:
          --------------------------------------------------

               Kirkland & Ellis
               Citicorp Center
               153 East 53rd Street
               New York, New York  10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To either of the Executives:
          ---------------------------

               Pen-Tab Holdings, Inc.
               167 Kelley Drive
               Front Royal, VA 22630
               Attention:  Alan Hodes and Michael Greenberg
               Telecopy No.: (540) 622-2008

          With a copy, which shall not constitute notice, to:
          --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

     19.  GOVERNING LAW.  THE CORPORATE LAW OF VIRGINIA SHALL GOVERN ALL ISSUES
          -------------
CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     20.  DESCRIPTIVE HEADINGS.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date first above written.

                                             PEN-TAB HOLDINGS, INC.

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                             CITICORP VENTURE CAPITAL, LTD.

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________



                                             __________________________________
                                             ALAN HODES


                                             __________________________________
                                             MICHAEL GREENBERG

                                   EXHIBIT A
                                   ---------
                              FORM OF JOINDER TO
                            SHAREHOLDERS AGREEMENT
                            ----------------------

          THIS JOINDER to the Shareholders Agreement, dated as of _______ __, 1997 by and among Pen-Tab Holdings, Inc. a Virginia corporation (the "Company"),
                                                                      -------
and certain shareholders of the Company (the "Agreement"), is made and entered
                                              ---------
into as of _________ __,____ by and between the Company and _________________

("Holder").  Capitalized terms used herein but not otherwise defined shall have
  ------
the meanings set forth in the Agreement.

          WHEREAS, Holder has acquired certain shares of Common Stock ("Holder
                                                                        ------
Stock"), and the Agreement and the Company requires Holder, as a holder of
-----
Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

          1.   Agreement to be Bound.  Holder hereby agrees that upon execution
               ---------------------
of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Shareholder [AND AN EXECUTIVE] for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Shareholder Shares for all purposes of the Agreement

          2.   Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

          3.   Counterparts.  This Joinder may be executed in separate
               ------------
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          4.   Notices.  For purposes of Section 18 of the Agreement, all
               -------
notices, demands or other communications to the Holder shall be directed to:

                    [Name]

                    [Address]

                    [Facsimile Number]

          5.   GOVERNING LAW.  THE CORPORATE LAW OF VIRGINIA SHALL GOVERN ALL
               -------------
ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          6.   DESCRIPTIVE HEADINGS.  The descriptive headings of this Joinder
               --------------------
are inserted for convenience only and do not constitute a part of this Joinder.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                                  PEN-TAB HOLDINGS, INC.



                                                  By:__________________________

                                                  Name:________________________

                                                  Title:_______________________


                                                  [HOLDER]


                                                  By:__________________________